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                                                                      EXHIBIT 14

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Exhibit C Financial Highlights Table for Kemper Total Return Portfolio" and to the incorporation by reference of our report with respect to Kemper Variable Series - Kemper Horizon 20+ Portfolio, Kemper Horizon 10+ Portfolio, Kemper Horizon 5+ Portfolio and Kemper Total Return Portfolio dated February 15, 2000 in the Registration Statement (Form N-14) and related Proxy Statement/Prospectus of Kemper Variable Series filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                        ERNST & YOUNG LLP

Chicago, Illinois
December 14, 2000